   As filed with the Securities and Exchange Commission on November 17, 1999
                                                       Registration No. 333-
- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                _______________
                               STONERIDGE, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                        Ohio                                                                      34-1598949
(State or Other Jurisdiction of Incorporation or Organization)                       (I.R.S. Employer Identification No.)

                 9400 East Market Street                                                            44484
        (Address of Principal Executive Offices)                                                  (Zip Code)

                               ________________

                              STONERIDGE, INC.
                           LONG-TERM INCENTIVE PLAN
                           (Full Title of the Plan)

                                _______________
                                CLOYD J. ABRUZZO
                            9400 East Market Street
                              Warren, Ohio 44484
                    (Name and Address of Agent for Service)

                                 (330) 856-2443
         (Telephone Number, Including Area Code, of Agent for Service)

                                _______________
                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
Title Of                 Amount               Proposed               Proposed              Amount Of
Securities To            To Be                Maximum Offering       Maximum Aggregate     Registration Fee
Be Registered            Registered           Price Per Share        Offering Price
- ------------------------------------------------------------------------------------------------------------

Common Shares,           1,000,000(1)         $13.97(2)              $15,774,250           $4,386
without par value
============================================================================================================

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plans.

(2) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee with respect to 415,000 shares is based on $13.97, the average of the high and low sale prices on November 12, 1999, of the registrant's Common Shares as reported on the New York Stock Exchange. The fee with respect to the remaining (i) 485,000 shares (options for which were granted on October 10, 1997 in connection with the registrant's initial public offering) was computed on the basis of the exercise price of $17.50 per share, (ii) 10,000 shares (options for which were granted on December 23, 1997) was computed on the basis of the exercise price of $16.44 per share, and (ii) 90,000 shares (options for which were granted on April 15, 1999) was computed on the basis of the exercise price of $14.72 per share.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The documents listed in (a) through (d) below are incorporated by reference in to this Registration Statement. All documents filed by Stoneridge, Inc. (the "Registrant") with the Securities and Exchange Commission
(the "Commission") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

          (a) The Registrant's Annual Report on Form 10-K (the "1998 Form 10-K") for the fiscal year ended December 31, 1998;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998, including the Form 10-Qs for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 and the Amended Current Reports on Form 8-K filed with the Commission on January 26, 1999 and March 16, 1999;

          (c) The information contained in the Registrant's Proxy Statement dated March 31, 1999, for its Annual Meeting of Shareholders held on May 3, 1999, that has been incorporated by reference in the 1998 Form 10-K and was filed with the Commission on Schedule 14A on March 30, 1999; and

          (d) The description of the Registrant's Common Shares contained in the Form 8-A Registration Statement filed with the Commission on September 8, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The legality of the Common Shares offered hereby has been passed upon for the Registrant by Baker & Hostetler LLP, Cleveland, Ohio. Avery S. Cohen, a Director and Secretary of the Registrant, is a partner in Baker & Hostetler LLP.

Item 6.        Indemnification of Directors and Officers.

               The Ohio Revised Code (the "Code") authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of his status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Code.

               The Registrant's Amended and Restated Code of Regulations provides for the indemnification of directors and officers of the Registrant to the maximum extent permitted by Ohio law as authorized by the Board of Directors of the Registrant, for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was an officer or director of the Registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the officer or director is entitled to indemnification. The Amended and Restated Code of Regulations authorizes the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant against any liability asserted against them in such capacity or arising out of their status as such, whether or not the Registrant would have power to indemnify such officer, employee or agent against such liability under the provisions of the Amended and Restated Code of Regulations of the Registrant.

              The Registrant maintains a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

Item 7.        Exemption From Registration Claimed

Not applicable.

Item 8.        Exhibits.

Exhibit Number           Description of Exhibit
- --------------           ----------------------

3.1 Second Amended and Restated Articles of Incorporation of Stoneridge, Inc./(1)/

3.2                      Amended and Restated Code of Regulations of Stoneridge,
                         Inc./(1)/

10.1                     Stoneridge, Inc. Long-Term Incentive Plan/(2)/

5 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23.1                     Consent of Arthur Andersen LLP

23.2                     Consent of Andersen, Metzger & Company, P.C.

23.3 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24                       Powers of Attorney (included at page II-5)

________________

/(1)/ Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

/(2)/ Incorporated by reference from Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-33285) filed on October 8, 1997.

Item 9. Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities Act of
          --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on this 17/th/ day of November, 1999.

                                        STONERIDGE, INC.



                                  By:    /s/ Cloyd J. Abruzzo
                                        -------------------------------------
                                        Cloyd J. Abruzzo
                                        President and Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cloyd J. Abruzzo, Kevin P. Bagby and Avery S. Cohen, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 17, 1999 by the following persons in the capacities indicated below.

       Signature                     Title
       ---------                     -----

 /s/ Cloyd J. Abruzzo         Director, President
 ----------------------
 Cloyd J. Abruzzo             and Chief Executive Officer
                              (Principal Executive Officer)

 /s/ Kevin P. Bagby           Vice President-Finance and Chief Financial Officer
- ----------------------
Kevin P. Bagby                (Principal Accounting Officer)


 /s/ Avery S. Cohen           Director
- ----------------------
Avery S. Cohen


 /s/ Richard E. Cheney        Director
- -----------------------
Richard E. Cheney

 /s/ D.M. Draine              Director
- ----------------------
D.M. Draine



 /s/ Sheldon J. Epstein       Director
- ----------------------
Sheldon J. Epstein



 /s/ C.J. Hire                Director
- ----------------------
C.J. Hire



 /s/ Richard G. LeFauve       Director
- ----------------------
Richard G. LeFauve



 /s/ Earl L. Linehan          Director
 -------------------
Earl L. Linehan

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number           Description of Exhibit
- --------------           ----------------------

3.1 Second Amended and Restated Articles of Incorporation of Stoneridge, Inc./(1)/

3.2                      Amended and Restated Code of Regulations of Stoneridge,
                         Inc./(1)/

10.1                     Stoneridge, Inc. Long-Term Incentive Plan/(2)/

5 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23.1                     Consent of Arthur Andersen LLP

23.2                     Consent of Andersen, Metzger & Company, P.C.

23.3 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24                       Powers of Attorney (included at page II-5)

________________

/(1)/ Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

/(2)/ Incorporated by reference from Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-33285) filed on October 8, 1997.